Exhibit 99

                    AMS WARNS RESULTS WON'T MEET EXPECTATIONS

                      FOR FOURTH QUARTER & FISCAL YEAR 2003


San Diego, Calif., May 9, 2003 - Advanced Marketing Services, Inc. (NYSE: MKT), a leading global provider of customized services to book retailers and publishers, announced today that it currently estimates that fourth quarter results will reflect a loss of between $0.20 and $0.24 per diluted share and that annual results for the fiscal year ended March 31, 2003 will reflect a profit of between $0.56 and $0.60 per diluted share. These results would fall below investment analysts' current mean estimates of $0.05 and $0.84 per diluted share, respectively.

"We are disappointed with our fourth quarter and year-end results," explained Michael M. Nicita, president and chief executive officer. "Approximately half of the loss was attributable to exceptionally high returns. These returns resulted from the continued soft sales environment, with the last two weeks in March marked by substantial double-digit declines, and from significant customer inventory reductions during the fourth quarter. In our low margin wholesale environment, heavy returns have an adverse ripple effect across many cost centers, including labor, freight and markdown expense from distressed inventory. Publishers Group West also experienced substantially higher returns from its major customers, with similar effects on increased labor expense. The other half of the loss included the effects of the previously announced termination of our Safeway plc business in the U.K. and the timing of certain advertising and promotional projects.

"On a more positive note, we did not experience the significant system issues which affected our third fiscal quarter, as our processing costs continue to decrease to targeted levels. The month of April has shown improvement in comparable sales at most of our major customers, a reversal of the soft register sales that we had been experiencing."

"Several factors negatively impacted our profit performance in fiscal 2003, including the exceptionally soft retail environment and computer systems costs associated with the implementation of our new computer systems. While we are not changing our initial fiscal 2004 guidance of $0.90 to $1.05 per diluted share, which we gave in January of this year, our expectations continue to include a gradual decrease of certain cost areas throughout fiscal year 2004. This will have the effect of disproportionately weighting year-over-year profit growth to the second half of fiscal 2004," Nicita added.

Advanced Marketing Services plans to release its fourth quarter and fiscal year 2003 earnings results before the markets open on May 22, 2003. The Company's regular financial conference call for the fourth quarter and fiscal year end is scheduled for 11:30 a.m. (EST) that same day.

ABOUT ADVANCED MARKETING SERVICES

Headquartered in San Diego, Calif., Advanced Marketing Services (AMS) is a leading global provider of customized wholesaling, distribution and custom publishing services to the book industry. The company provides a full range of value-added services that provide AMS' customers with book buying advice and expert supply chain management, including advertising and promotional support, to ensure the success of their book programs. AMS' proprietary Vendor Managed Inventory (VMI) software is a unique tool that allows its book specialists to efficiently and effectively manage global book distribution systems for the benefit of its warehouse clubs and book store customers. AMS has extensive operations in the U.S., Canada, Mexico, Singapore, the United Kingdom and Australia and employs approximately 1,700 people worldwide.

Recent press releases on Advanced Marketing Services, Inc. are available on both the Company's Website, www.advmkt.com, and on PR Newswire, www.prnewswire.com.

FORWARD-LOOKING STATEMENTS IN THIS NEWS RELEASE ARE MADE UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. CERTAIN IMPORTANT FACTORS COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS INCLUDING FACTORS DISCUSSED FROM TIME TO TIME IN REPORTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

For Further Information:

Investor Relations:                             Media Contacts:
Chuck Williams                                  The McQuerter Group
Director of Investor Relations                  Greg McQuerter or Tina Wilmott
Advanced Marketing Services, Inc.               (858) 450-0030 x140
(858) 450-3545                                  twilmott@mcquerter.com
chuckw@advmkt.com